Schedule 5.1(a)
                       List of the Company's Subsidiaries

         The Company has no Subsidiaries or Other Interests.

                                 Schedule 5.1(d)
                                Required Consents

          Agreement for Purchase of Computer Equipment and Services, dated October 5, 1998, between CompuTrac, Inc. and Porzio, Bromberg & Newman, P.C.

                                 Schedule 5.1(e)
                      Exceptions to SEC Reports Compliance

         The Company failed to amend its Annual Report on Form 10-KSB for the fiscal year ended January 31, 2001 to include Items 9, 10, 11 and 12 within 120 days of the Company's fiscal year end. The Form 10-KSB/A including Items 9, 10, 11 and 12 was filed on December 20, 2001.

                                 Schedule 5.1(f)
                           Absence of Certain Changes

(ii)      1.   Severance compensation payable to one employee in the amount of
               $33,605.

          2. Early in 2001, CompuTrac issued stock grants to three terminating long-term employees. Trust agreements dated April 24, 2001, were executed by Irwin S. Arnstein, Darla L. Hinchey, and David W. Tuthill, granting 17,500 shares of the Company's common stock to each. Per the terms of the agreements, the shares are being held in trust. At any time after April 24, 2002, and before June 30, 2003, the grantee may request delivery of the securities upon notice to CompuTrac and the payment to CompuTrac of cash in an amount equal to any and all taxes required by law to be withheld or collected and paid by CompuTrac upon delivery of the securities. If the grantee fails to request delivery of the securities and pay the tax withholding amount by June 30, 2003, the securities shall be forfeited.

          3.       Stock Options Granted Since January 31, 2001
                   --------------------------------------------

   Participant               Shares   Grant Date        Expiration       Price
   -----------               ------   ----------        ----------       -----

   Bell, Julie               1,000    05/21/2001        05/20/2008       $0.29
   Browning, Joyce           4,500    05/21/2001        05/20/2008       $0.29
   Collins, Charles          4,500    05/21/2001        05/20/2008       $0.29
   Etheridge, Mike           1,000    05/21/2001        05/20/2008       $0.29
   Ever, Tom                 4,500    05/21/2001        05/20/2008       $0.29
   Golemon, Dave            25,000    05/21/2001        05/20/2008       $0.29
   Harris, Jerry            10,000    05/18/2001        05/17/2008       $0.27
   Holmes, Howard            7,000    05/21/2001        05/20/2008       $0.29
   Karlsen, Kenneth          1,000    05/21/2001        05/20/2008       $0.29
   Knox, Janet              20,000    05/21/2001        05/20/2008       $0.29
   Kolb, Diana                 500    05/21/2001        05/20/2008       $0.29
   Latham, Jennifer          7,000    05/21/2001        05/20/2008       $0.29
   Margolis, Elliott         1,000    05/21/2001        05/20/2008       $0.29
   May, Scott                7,000    05/21/2001        05/20/2008       $0.29
   McCullough, Mike          4,500    05/21/2001        05/20/2008       $0.29
   McLaughlin, Terry         1,000    05/21/2001        05/20/2008       $0.29
   Mueller, Mike            20,000    05/21/2001        05/20/2008       $0.29
   Nern, Paul                1,000    05/21/2001        05/20/2008       $0.29
   Newman, James             7,000    05/21/2001        05/20/2008       $0.29
   Nicholas, Ken            10,000    05/18/2001        05/17/2008       $0.27
   Patel, Chirag             1,000    05/21/2001        05/20/2008       $0.29
   Rathbun, Damon            4,500    05/21/2001        05/20/2008       $0.29
   Stromberg, Jay           11,000    05/21/2001        05/20/2008       $0.29
   Thomas, Lynda            20,000    05/21/2001        05/20/2008       $0.29
   Wald, David               4,500    05/21/2001        05/20/2008       $0.29
   Walsh, Brenda             1,000    05/21/2001        05/20/2008       $0.29
   White, Jan                7,000    05/21/2001        05/20/2008       $0.29

                 Stock Options Exercised Since January 31, 2001
                 ----------------------------------------------

   NONE

             ESPP Purchases Since January 31, 2001 thru December 31, 2001

                      Joyce Browning                     17,655

                      Tom Evers                            5,664

                      Michael McCullough                 16,694

                      Elliott Margolis                   26,443

                      George Pardue                      14,016

                      Lynda Thomas                       11,218



(ix) The Company and Harry W. Margolis entered into a new employment agreement that went into effect February 1, 2001. The new agreement, which may be terminated by either party upon thirty (30) days prior written notice, provides for a monthly salary of $10,000 and has no termination payment provisions.

(xiv) On May 1, 1998, the Company entered into an unsecured loan agreement with D. Dwain Hester, its Vice President - CT Labs as Borrower, in principal amount of $27,261.89. The interest rate on the loan is 4%, and its estimated payoff date is January 1, 2004. As of December 31, 2001, the outstanding balance on the loan was $10,926.55.

                                 Schedule 5.1(g)
                           Litigation and Liabilities

     Insurance premiums due pursuant to that certain Agreement & Conditional Collateral Assignment agreement between CompuTrac, Inc. and Harry W. Margolis.

                               Schedule 5.1(h)(i)
                         Compensation and Benefit Plans

   1.   The following plans are administered through CompuTrac, Inc.:

        PLAN NAME                                            CARRIER
        ---------                                            -------

        CompuTrac 401(k) Retirement Plan            Nationwide Insurance Co.
        CompuTrac Employee Stock Purchase Plan      Melon Investor Services
        CompuTrac 1990 and 1999 Stock Option Plans  CompuTrac, Inc.
        Vision Insurance                            Coast-to-Coast
        Life Insurance (1x annual salary)           Guarantee Life Insurance
        Accidental Death & Dismemberment            Guarantee Life Insurance
        Long-term Disability                        Guarantee Life Insurance

   2.   The following plans are administered through 1st Odyssey Group:

        PLAN NAME                                            CARRIER
        ---------                                            -------

        Medical Spending Account                             AFLAC
        Dependent Care Spending Account                      AFLAC
        Section 125 Plan                                     AFLAC
        Voluntary Supplemental Coverages                     AFLAC
        Medical Insurance                                    Trustmark Insurance
        Prescription Drug                                    PreScrip
        Dental Insurance                                     Trustmark Insurance
        Section 125 Plan                                     Trustmark

                               Schedule 5.1(h)(iv)
                               Outstanding Options

  1.  Outstanding Company Options:

                       CompuTrac Outstanding Stock Options
                              at December 14, 2001

                     Option                              Option        Option
 Participant         Plan     Shares   Grant Date     Expiration        Price      Total               Vesting Schedule

Bell, Julie          1999      1,000    5/21/2001      5/20/2008       $0.2900     1,000     Three year vesting beginning 05/21/2002

Browning, Joyce      1999      4,500    5/21/2001      5/20/2008       $0.2900     4,500     Three year vesting beginning 05/21/2002

Collins, Charles     1999      4,500    5/21/2001      5/20/2008       $0.2900     4,500     Three year vesting beginning 05/21/2002

Etheridge, Mike      1999      1,000    5/21/2001      5/20/2008       $0.2900     1,000     Three year vesting beginning 05/21/2002

Evers, Tom           1990      1,460    2/1/1999       1/31/2006       $0.8750               Fully vested
                     1999      4,500    5/21/2001      5/20/2008       $0.2900     5,960     Three year vesting beginning 05/21/2002

Golemon, Dave        1999      25,000   5/21/2001      5/20/2008       $0.2900    25,000     Three year vesting beginning 05/21/2002

Hester, Dwain        1990      18,544   5/1/1995       4/30/2002       $0.9375               Fully vested
                     1990      10,000   1/12/1996      1/11/2003       $2.0625               Fully vested
                     1990      10,000   5/15/1996      5/14/2003       $3.5000               Fully vested
                     1990       4,635   6/11/1997      6/10/2004       $1.2500               Fully vested
                     1990         106   2/1/1999       1/31/2006       $0.8750
                                                                                             In whole or in part anytime after April
                     1999      25,000   4/11/2000      4/15/2010       $1.3750    68,285     16, 2003

Holmes, Howard       1999      7,000    5/21/2001      5/20/2008       $0.2900     7,000     Three year vesting beginning 05/21/2002

Schedule 5.1(h)(iv)

Karlsen, Kenneth     1999      1,000    5/21/2001      5/20/2008       $0.2900     1,000     Three year vesting beginning 05/21/2002

Knox, Janet          1999      20,000   5/21/2001      5/20/2008       $0.2900    20,000     Three year vesting beginning 05/21/2002

Kolb, Diana          1999        500    5/21/2001      5/20/2008       $0.2900       500     Three year vesting beginning 05/21/2002

Latham, Jennifer     1999      7,000    5/21/2001      5/20/2008       $0.2900     7,000     Three year vesting beginning 05/21/2002

Margolis, Elliott    1990      5,000   10/29/1996     10/28/2003       $1.8750               Fully vested
                     1999      1,000    5/21/2001      5/20/2008       $0.2900     6,000     Three year vesting beginning 05/21/2002

Margolis, Sonny      1990    250,000   11/14/1998      6/30/2003       $0.5500   250,000     Fully vested

May, Scott           1999      7,000    5/21/2001      5/20/2008       $0.2900     7,000     Three year vesting beginning 05/21/2002

McCullough, Mike     1999      4,500    5/21/2001      5/20/2008       $0.2900     4,500     Three year vesting beginning 05/21/2002

McLaughlin, Terry    1999      1,000    5/21/2001      5/20/2008       $0.2900     1,000     Three year vesting beginning 05/21/2002

Mueller, Mike        1990     10,000   10/24/1995     10/23/2002       $2.0000               Fully vested
                     1990     15,000    5/15/1996      5/14/2003       $3.5000               Fully vested
                     1990      2,870     2/1/1999      1/31/2006       $0.8750               Fully vested
                     1990      5,000    7/20/1999      7/19/2006       $0.8750               Fully vested
                                                                                             In whole or in part anytime after April
                     1999     30,000    4/11/2000      4/15/2010       $1.3750               16, 2003
                     1999     20,000    5/21/2001      5/20/2008       $0.2900    82,870     Three year vesting beginning 05/21/02

Schedule 5.1(h)(iv), continued

Nern, Paul           1990      5,000   10/29/1996     10/28/2003       $1.8750               Fully vested
                                                                                             700 shares each year as of 2/20/2001,
                     1990      2,100    2/20/1998      2/19/2005       $0.7500               2002, 2003
                                                                                             Three year vesting beginning
                     1999      1,000    5/21/2001      5/20/2008       $0.2900     8,100     05/21/2002

                                                                                             Three year vesting beginning
Newman, James        1999      7,000    5/21/2001      5/20/2008       $0.2900     7,000     05/21/2002

Pardue, Sandy        1999     40,000    1/12/2001      2/12/2008       $0.3100    40,000
                                                                                             Three year vesting beginning
Patel, Chirag        1999      1,000    5/21/2001      5/20/2008       $0.2900     1,000     05/21/2002

                                                                                             Three year vesting beginning
Rathbun, Damon       1999      4,500    5/21/2001      5/20/2008       $0.2900     4,500     05/21/2002

                                                                                             Three year vesting beginning
Stromberg, Jay       1999     11,000    5/21/2001      5/20/2008       $0.2900    11,000     05/21/02

Thomas, Lynda        1990     10,000     2/1/1999      1/31/2006       $0.8750               Fully vested
                     1990     10,000    7/10/2000       7/9/2007       $0.7500               Fully vested
                                                                                             Three year vesting beginning
                     1999     20,000    5/21/2001      5/20/2008       $0.2900    40,000     05/21/02

Wald, David          1999      4,500    5/21/2001      5/20/2008       $0.2900     4,500     Three year vesting beginning 05/21/2002

Walsh, Brenda        1990      2,710     2/1/1999      1/31/2006       $0.8750               Fully vested
                     1999      1,000    5/21/2001      5/20/2008       $0.2900     3,710     Three year vesting beginning 05/21/2002

White, Jan           1990      2,720     2/1/1999      1/31/2006       $0.8750               Fully vested
                     1999      7,000    5/21/2001      5/20/2008       $0.2900     9,720     Three year vesting beginning 05/21/2002



Schedule 5.1(h)(iv), continued

Total Qualified Options:                                                         626,645

NON-STATUTORY:

Jerry Harris         1999      5,000     7/5/2000       7/4/2007       $0.6875
                     1999     10,000    5/18/2001      5/17/2008       $0.2700    15,000


Ken Nicholas          NA      12,000    2/21/1995      2/20/2002       $1.1875
                     1999     10,000     7/5/2000       7/4/2007       $0.6875
                     1999     10,000    5/18/2001      5/17/2008       $0.2700
                      NA       3,000    10/7/1998      10/6/2005       $0.3750
                      NA       3,000    12/4/1998      12/3/2005       $1.0000    38,000

Walter, Bruce         NA      12,000    7/16/1998      7/15/2005       $0.8750    12,000

Total Non-Statutory Options:                                                      65,000

TOTAL OPTIONS OUTSTANDING                                                        691,645


          Pursuant to Section 8(b)(ii) of each of the 1990 and 1999 Stock Option Plans, all outstanding options become immediately exercisable in full as a result of the transactions contemplated by the Agreement.

     2. Pursuant to the Stock Purchase Plans, participants in the plan will be able to purchase Company stock at the lower of (i) the average closing price for all trading days within the month of December, 2001, or (ii) the average closing price for the last five trading days of December, 2001.

Schedule 5.1(h)(iv), continued

                                 Schedule 5.1(k)
                              Environmental Matters

         None.

                                 Schedule 5.1(l)
                              Intellectual Property

NAME                       U.S. REGISTRATION                   NUMBER                   OWNER
----                       -----------------                   ------                   -----
Stylized "C"               Trademark/Service Mark             2,138,280                 CompuTrac, Inc.

CompuTrac                  Trademark                          1,533,976 (stylized)      CompuTrac, Inc.
                                                              1,533,977

Stylized "D"               Trademark                          2,078,906                 CompuTrac, Inc.

DIMENSION                  Trademark                          2,044,775                 CompuTrac, Inc.

Your Practice Made         Service Mark                       2,138,295                 CompuTrac, Inc.
Perfect                                                       2,138,296


U.S. COPYRIGHTS:
----------------

CompuTrac 3000 Law Firm Management System Concepts Manual        #TXu 660-074
CompuTrac 3000 Systems Manual                                    #TXu 662-893

Capture Version 3.0                                              #TXu 664-864

COI + Functional Specification                                   #TXu 704-465
COI+ (Alpha Release) Software Code                               #TXu 734-270
COI + Functional Specification                                   #TXu 703-340

Conflict OPEN!                                                   #TXu 664-863

DARWIN (Data Retrieval With Intelligence) Version C.1.00         #TXu 662 917
DARWIN C.01.00 Source Code                                       #Txu 662-880
DARWIN Conflict of Interest Version 1.00                         #TXu 664-865

Database Management and Purging Strategies                       #TXu 830-439

DIMENSION Familiarization Guide                                  #TX 4-284-536
DIMENSION Import Manager Data Layout Information                 #TXu 788-408
DIMENSION Quick Reference Guide Program Glossary                 Pending 4/26/96
DIMENSION Software Source Code     (1995)                        #TXu 719-360
DIMENSION Software Source Code     (1996)                        #TX 4-294-562
DIMENSION System and Field Help Documentation                    #TX 4-290-664
DIMENSION User Reference Guide Volumes 1, 2 & 3                  #TXu 835-585
CompuTrac, Inc. Disaster Recovery Plan                           #TX 4-187-506

Extended History and Profitability (1995)                        #TXu 708-952
Extended History and Profitability Report Samples                #TXu 660-960
Extended History and Profitability (1997)                        #TXu 837-720

CompuTrac FOCUS Variable Definitions (3000 Version)              #TXu 659-777
CompuTrac FOCUS/UX Variable Definitions Version 1.0              #TXu 656-475

List Tool                                                        #TXu 718-956

CompuTrac LFMS 2.3/6.3 Release Beta Test Plan                    #TXu 668-194
CompuTrac LFMS 2.3/6.3 Release Features/Functions Listing        #TXu 688-105

Schedule 5.1(l), continued

CompuTrac LFMS 2.3/6.3 Training Seminar Manual                   #TXu 685-620
CompuTrac LFMS Version 2.3/6.3 Source Code                       #TX 4-029-992
CompuTrac LFMS Reference Manual Version 2.1/6.1                  #TXu 662-893
CompuTrac LFMS Version 2.1/6.1 Source Code                       #TXu 660-079
CompuTrac LFMS Reference Manual Version 2.3/6.3                  #TX 4-050-243
CompuTrac LFMS Reference Manual Version 2.3.1                    #TX 4-230-586
CompuTrac LFMS Sample Reports Extract                            #TXu 698-153
CompuTrac LFMS System Overview                                   #TXu 830-545
CompuTrac LFMS Sample Reports Volumes I & II                     #TXu 660-940
CompuTrac LFMS 2.3.1 Software Update Beta Test Plan              #TXu 703-896
CompuTrac LFMS 2.3.1 Release Final Enhancement Listing           #TXu 718-403
CompuTrac LFMS 2.3.1A Software Update  Test Plan                 #TXu 787-990

Multi Level Taxation (MLT) Project                               #TXu 670-673

CompuTrac LFMS for Windows Preliminary Database Dictionary       #TXu 780-079

Network Supervisor                                               #TXu 664-866

PeopleTrac Computer Based Training Course                        #TXu 830-631
PeopleTrac Online Help Documentation                             #TXu 831-336
PeopleTrac Source Code                                           #TXu 831-762

CompuTrac 1995 users conference post-conference seminars         #TX 4-167-816

Profitability Reporting System                                   #TXu 662-793

CompuTrac Programmer's Handbook                                  #TXu 660-935

Software Status Bulletin                                         #TXu 713-728
Software Status Bulletin                                         #TXu 702-315
Software Status Bulletin                                         #TXu 669-376
Software Status Bulletin                                         #TX 4-279-150

Task-Based Billing & CompuTrac's LFMS                            #TXu 691-136

CompuTrac Software Update Procedures LFMS IV Version 2.3         #TXu 718-856

CompuTrac Web Page                                               #TX 4-268-634

ZOOM Version 2.2                                                 #TXu 659-713
ZOOM Version 3.01                                                #TXu 664-867
ZOOM Release 3.0.1 Test Plan                                     #TXu 788-414

Schedule 5.1(l), continued

                                 Schedule 5.1(m)
                                      Taxes

         None.

                                 Schedule 5.1(n)
                                  Labor Matters

         None.

                                 Schedule 5.1(o)
                                    Insurance


     1. The Company maintains an insurance policy with Atlantic Mutual Insurance Company, Policy #761-00-61-00-0000. The coverage dates on this policy extend from 01/01/02 to 01/01/03 (Policy #486406396 covers the policy period 01/01/01 to 01/01/02). The policy coverage includes:
          Property Insurance, General Liability, Commercial Automobile, Commercial Umbrella Coverages, and Miscellaneous Commercial Coverages:
          Boiler & Machinery, Crime, Computers, and Exhibition Floater.

     2. The Company maintains an insurance policy with Royal Specialty Underwriting, Inc., Policy #RHP609996. The coverage dates on this policy extend from 12/09/01 to 12/09/02. The policy coverage includes Directors & Officers Liability.

     3. The Company maintains the following employee benefit coverages. The coverage dates on the following extend from 11/1/01 through 11/1/02, except those marked with an asterick, which continue month to month unless cancelled by the Company.

          The following plans are administered through CompuTrac, Inc.:

       PLAN NAME                                       CARRIER
       ---------                                       -------

       CompuTrac 401(k) Retirement Plan                Nationwide Insurance Co.*
       CompuTrac Employee Stock Purchase Plan          Melon Investor Services*
       CompuTrac 1990 and 1999 Stock Option Plans      CompuTrac, Inc.*
       Vision Insurance                                Coast-to-Coast*
       Life Insurance (1x annual salary)               Guarantee Life Insurance
       Accidental Death & Dismemberment                Guarantee Life Insurance
       Long-term Disability                            Guarantee Life Insurance


       The following plans are administered through 1st Odyssey Group:

       PLAN NAME                                       CARRIER
       ---------                                       -------

       Medical Spending Account                        AFLAC
       Dependent Care Spending Account                 AFLAC
       Section 125 Plan                                AFLAC
       Voluntary Supplemental Coverages                AFLAC
       Medical Insurance                               Trustmark Insurance
       Prescription Drug                               PreScrip
       Dental Insurance                                Trustmark Insurance
       Section 125 Plan                                Trustmark

                                 Schedule 5.1(s)
                                    Products

         None.

                                 Schedule 5.1(v)
                               Title to Properties

(i)      Owned Property:

                               222 Municipal Drive
                            Richardson, TX 75080-3583


Single story, brick veneer, office building constructed in 1983, consisting of 19,520 square feet of rentable building area located on 1.617 acres of land in the Richardson Telecom Corridor.

No liens or encumbrances are associated with this property.

                                 Schedule 5.1(w)
                                     Permits

Sales and Use Tax Permits:


 State                            File/Permit No.
 -----                            ---------------
Arizona                             F-031625-2
California                        SC OH 30-659212
Colorado                           05-34621-0000
Connecticut                         7377393-000
District of Columbia                 JU29011-7
Florida                           78-41-072407-32
Georgia                              175411085
Hawaii                                8100FI
Illinois                            F5336-955-3
Indiana                             8402-688 02
Kansas                               720-464-7
Louisiana                           475775 3001
Massachusetts                  517984 12/751-540-265
Missouri                        F00261385/12428710
Nevada                                1278-84
New York                       8345294-3/75-1540265
Oklahoma                             521330997
Pennsylvania                         6213-394
Texas                               17515402653
Virginia                            000485487-1

                                 Schedule 5.1(x)
                          Interested Party Transactions

     1. On May 1, 1998, the Company entered into an unsecured loan agreement with D. Dwain Hester, its Vice President - CT Labs as Borrower, in principal amount of $27,261.89. The interest rate on the loan is 4%, and its estimated payoff date is January 1, 2004. As of December 31, 2001, the outstanding balance on the loan was $10,926.55.

     2. Kenneth R. Nicholas, a director of the Company, is a partner of Nicholas & Montgomery, LLP, which provides tax accounting services to the Company.

     3. The information set forth in Schedule 5.1(y) (1-3) is hereby incorporated herein by reference.

     4. Severance compensation payable to one employee in the amount of $33,605.

                                 Schedule 5.1(y)
                      Agreement, Contracts and Commitments

     1. On January 31, 2001, the Company and Harry W. Margolis, its Chief Executive Officer and Chairman of the Board, terminated the employment agreement between the Company and Harry W. Margolis dated January 1, 1998. A demand promissory note in the amount of $817,659.00, is payable as full settlement of any and all termination payments required under the agreement dated January 31, 2001. A monthly employment agreement was entered into between the Company and Harry W. Margolis effective February 1, 2001, with Mr. Margolis' monthly salary being set at $10,000.00.

     2. The Company maintains indemnification agreements with the following directors: Kenneth R. Nicholas, Gerald D. Harris and D. Bruce Walter.

     3.   The CompuTrac 401(k) Retirement Plan.

     4. On May 1, 1998, the Company entered into an unsecured loan agreement with D. Dwain Hester, its Vice President - CT Labs as Borrower, in principal amount of $27,261.89. The interest rate on the loan is 4%, and its estimated payoff date is January 1, 2004. As of December 31, 2001, the outstanding balance on the loan was $10,926.55.

     5. Agreement for Purchase of Computer Equipment and Services, dated as of October 5, 1998, by and between the Company and Porzio, Bromberg & Newman, P.C.

     6. Addendum to CompuTrac License Summary Agreement, dated October 7, 1998, between the Company and Grotta, Glassman & Hoffman, P.A.

     7. Equipment Purchase Contract and Software License Agreement for a Turnkey Computer System, dated April 26, 1989, by and between the Company and Linowes and Blocher.

     8. Equipment Purchase Contract and Software License Agreement for a Turnkey Computer System, dated November 1, 1985, by and between the Company and Williams, Montgomery, Partnership.

     9. Equipment Purchase Contract and Software License Agreement for a Turnkey Computer System, dated June 11, 1984, by and between the Company and Wicker, Smith, Blomqvist, Tutan, O'Hara, McCoy, Graham & Lane.

     10. Equipment Purchase Contract and Software License Agreement for a Turnkey Computer System by and between the Company and Whiteman Osterman & Hanna.

     11. Equipment Purchase Contract and Software License Agreement for a Turnkey Computer System, dated December 19, 1983, by and between the Company and Arnstein, Gluck, Lehr, Barron & Milligan.

     12. Purchase Agreement Made the 29th Day of January 1993 for a Turnkey Computer System, by and between the Company and Fasken Campbell Godfrey, Inc.

     13. Purchase Agreement Law Firm Management System, dated as of August 13, 1993, by and between the Company and Quarles & Brady.

     14.  2001 Microsoft Certified Partner Agreement.

     15. CompleteLease Agreement number 001-2899400-001, dated July 19, 2001, by and between Ameritech Credit Corporation and the Company.

                                 Schedule 5.1(z)
                           Change of Control Payments

     1. Demand note payment to Harry W. Margolis in the amount of $817,659.00, less $200,000.00 which will be paid prior to December 31, 2001.

     2. Severance compensation payable to one employee in the amount of $33,605.

                                Schedule 5.1(aa)
                              Customer Obligations

(i)      None.

(ii)     See Exhibit "A" attached hereto.
             -----------

                                Schedule 5.1(bb)
                              Affiliates - Rule 145

         Harry W. Margolis

         Dana E. Margolis

         Kenneth R. Nicholas

         Gerald D. Harris

         D. Bruce Walter

                                   Exhibit "A"
                                   -----------
                          Customer Maintenance Schedule

                                                           Current Maintenance         4% Increase for 2002
Altman Weil Pensa, Inc.                                          1,338.58                     1,392.12
Arnstein & Lehr                                                  4,757.42                     4,947.72
Aultman, Tyner, Ruffin & Yarborough, Ltd.                          693.00                       720.72
Berchem, Moses & Devlin, P.C.                                    2,557.78                     2,660.09
Berman DeValerio & Pease                                           697.00                       724.88
Blaies and Hightower                                               778.00                       809.12
Brega & Winters, P.C.                                              858.00                       892.32
Bryan Cave                                                       4,318.00                     4,490.72
Bush Ross Gardner Warren & Rudy, P.A.                            1,104.00                     1,148.16
Butler, Snow, O'Mara, Stevens & Cannada                          2,866.39                     2,981.05
Carmody & Torrance                                               2,752.60                     2,862.70
Christensen & Ehret                                                475.00                       494.00
Clausen Miller P.C.                                              1,966.95                     2,045.63
Cohen and Wolf, P.C.                                             1,617.98                     1,682.70
Cooper & Walinski                                                  886.00                       921.44
Davis & Kuelthau, S.C.                                           1,845.31                     1,919.12
Dornbush Mensch Mandelstam & Schaeffer, LLP                        849.00                       882.96
Duncan & Allen                                                     616.00                       640.64
Eaton, Peabody, Bradford & Veague, P.A.                          1,370.00                     1,424.80
Farris, Vaughan, Wills & Murphy                                  2,553.00                     2,655.12
Fasken Martineau DuMoulin (626, the old Martineau)               4,213.58                     4,382.12
Fasken Martineau DuMoulin, LLP (637; Toronto)                    5,409.00                     5,625.36
Filice, Brown, Eassa & McLeod, LLP                                 807.00                       839.28
Fish & Neave                                                     5,778.50                     6,009.64
Gibson, McAskill & Crosby                                          730.00                       759.20
Goldstein Gurvitz & Silver, LLP                                    425.52                       442.54
Gorsuch Kirgis LLP - Legacy                                      3,223.00                     3,351.92
Gorsuch Kirgis, LLP                                              1,349.00                     1,402.96
Graves, Dougherty, Hearon & Moody                                1,301.75                     1,353.82
Grotta, Glassman & Hoffman, P.A.                                 1,066.00                     1,108.64
Hardin, Cook, Loper, Engel & Berqez                                750.00                       780.00
Hirschler Fleischer                                              2,717.80                     2,826.51
Hoyle, Morris & Kerr                                             2,251.71                     2,341.78
Ice Miller                                                       6,203.95                     6,452.11
Jenkins Fenstermaker, PLLC                                         856.00                       890.24
Kantor, Davidoff, Wolfe, Mandelker & Kass                          394.00                       409.76
Kaufman & Canoles                                                2,251.71                     2,341.78
Kelly, McLaughlin & Foster                                       1,593.85                     1,657.60
Kilpatrick Stockton                                              1,420.00                     1,476.80
Lakin Spears, LLP                                                  730.00                       759.20
Avogesco, Inc.                                                   1,965.96                     2,044.60
Levy & Droney, P.C.                                              2,546.00                     2,647.84
Lewis, Longman & Walker, P.A.                                    1,032.51                     1,073.81
Lewis, Rice & Fingersh                                           4,018.28                     4,179.01
Linowes and Blocher                                              2,755.90                     2,866.14

Lombardi, Loper & Conant, LLP                                    1,040.90                     1,082.54
Lord, Bissell & Brook                                            8,053.07                     8,375.19
MacDonald, Illig, Jones & Britton                                  929.00                       966.16
Marks, Gray, Conroy & Gibbs, P.C.                                  914.00                       950.56
Mason & Associates, P.A.                                           767.00                       797.68
Andrews & Kurth Mayor Day Caldwell & Keeton, LLP                 1,668.60                     1,735.34
Medical Research Consultants                                     3,586.00                     3,729.44
Meyer, Unkovic & Scott - SQL system                              1,421.00                     1,477.84
Meyer, Unkovic & Scott - Legacy system                           1,262.00                     1,312.48
Miller, Balis & O'Neil, P.C.                                       598.00                       621.92
Moyer & Bergman - SQL                                            1,086.00                     1,129.44
Neal, Gerber & Eisenberg                                         5,264.00                     5,474.56
Neumiller & Beardslee, PC                                          605.86                       630.09
Nix Holtsford Gilliland Lyons & Higgins, P.C.                      697.00                       724.88
Oles, Morrison Rinker & Baker, LLP                               1,554.48                     1,616.66
Payne & Fears                                                      668.00                       694.72
Porzio, Bromberg & Newman, P.C.                                  3,331.21                     3,464.46
Pullman & Comley                                                 4,251.96                     4,422.04
Quarles & Brady                                                  5,248.91                     5,458.87
Quinn, Buseck, Leemhuis, Toohey & Kroto, Inc.                      891.54                       927.20
Regnier, Taylor, Curran & Eddy                                     734.00                       763.36
Reid & Riege, P.C.                                               2,962.31                     3,080.80
Richards, Layton & Finger, P.A.                                  2,283.62                     2,374.96
Rissman, Weisberg, Barrett, Hurt, Donahue & Mc                   1,738.63                     1,808.18
Robertson, Freilich, Bruno & Cohen, L.L.C.                         840.00                       873.60
Robinson & Cole - Legacy                                         4,311.00                     4,483.44
Robinson & Cole - SQL                                            4,698.00                     4,885.92
Rogers & Hardin                                                  2,759.71                     2,870.10
Schumann, Hanlon, Doherty, McCrosin & Paolino                      504.00                       524.16
Settle & Pou, P.C.                                                 548.00                       569.92
Shapiro Fussell Wedge Smotherman & Martin, LLP                     849.00                       882.96
Sheppard, Mullin, Richter & Hampton                              7,264.40                     7,554.98
Spiegel & McDiarmid                                                952.50                       990.60
Spilman, Thomas & Battle                                         1,667.51                     1,734.21
Stryker, Tams & Dill                                             1,600.20                     1,664.21
Thompson Hine L.L.P.                                             5,180.66                     5,387.89
Tillinghast Licht Perkins Smith & Cohen, LLP                     1,460.50                     1,518.92
Udell & Abramson, Ltd.                                             655.00                       681.20
Waller, Lansden, Dortch & Davis                                  2,562.86                     2,665.37
Weir & Foulds                                                    3,147.06                     3,272.94
Whiteman Osterman & Hanna                                        1,195.07                     1,242.87
Wicker, Smith, O'Hara, McCoy, Graham & Ford, P.A.                4,188.46                     4,356.00
Willcox & Savage, P.C.                                           2,503.00                     2,603.12
Williams Montgomery & John Ltd.                                  4,979.67                     5,178.86